SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

PELION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1357906
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1455 Dixon Avenue, Suite 300, Lafayette, Colorado	80026
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-90274.

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value.
Redeemable Common Stock Purchase Warrants.
Units, consisting of one share of Common Stock and one Redeemable Common Stock Purchase Warrant.

Item 1.    Description of Registrant’s Securities to be Registered.

The information called for by this Item 1 is incorporated herein by reference to the section entitled “Description of Securities” in the Prospectus portion of the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

Item 2.    Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PELION SYSTEMS, INC.

By:	/s/ THOMAS PLUNKETT
Thomas Plunkett Chief Executive Officer

Dated: October 21, 2002

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EXHIBIT INDEX

Exhibit

1.1	Specimen of Common Stock certificate—incorporated by reference to Exhibit 4.1 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

1.2	Specimen of Redeemable Common Stock Purchase Warrant certificate—incorporated by reference to Exhibit 4.2 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

1.3	Draft of Warrant Agreement between Registrant and Corporate Stock Transfer—incorporated by reference to Exhibit 4.3 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

1.4	Specimen of Unit certificate—incorporated by reference to Exhibit 4.4 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

2.1	Registrant’s Articles of Incorporation, as amended—incorporated by reference to Exhibit 3.1 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

2.2	Registrant’s Bylaws, as amended—incorporated by reference to Exhibit 3.2 to the Registrant’s Form SB-2 Registration Statement, Reg. No. 333-90274.

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